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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement of Aqua America, Inc, on Form S-8 of our report dated January 31, 2003 relating to the financial statements, which appears in the 2002 Annual Report to Shareholders of Philadelphia Suburban Corporation, which is incorporated by reference in Philadelphia Suburban Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us as "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP

Philadelphia, Pennsylvania

March 11, 2004